Exhibit 5.1

Mitchell Silberberg & Knupp llp A Law Partnership Including Professional Corporations

February 6, 2024

Inpixon

2479 E. Bayshore Road, Suite 195

Palo Alto, CA

Re:	Inpixon - Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Inpixon, a Nevada corporation (the “Company”), in connection with the preparation and filing of the Company’s registration statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the resale from time to time by the selling stockholders of the Company named in the Registration Statement (the “Selling Stockholders”) of (i) warrants (the “Warrants”) to purchase up to 49,131,148 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issued in connection with those certain inducement letter agreements (the “Inducement Agreements”) (including all appendices, exhibits and annexes attached thereto) dated December 15, 2023, by and between the Company and each of the Selling Stockholders and (ii) up to 49,131,148 shares (the “Shares”) of Common Stock issuable upon exercise of the Warrants.

In connection therewith, we have examined and relied upon original, certified, conformed, photostat or other copies of (a) the Restated Articles of Incorporation, as amended, and the Bylaws of, as amended, the Company; (b) resolutions of the Board of Directors of the Company; (c) the Registration Statement and the exhibits thereto; (d) the Warrants; (e) the Inducement Agreements and (f) such corporate records of the Company, certificates of public officials, certificates of officers of the Company and other documents, agreements and instruments as we have deemed necessary as a basis for the opinions herein contained. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on (other than the Company) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party.

437 Madison Ave., 25th Floor, New York, New York 10022-7001
Phone: (212) 509-3900 Fax: (212) 509-7239 Website: www.msk.com

February 6, 2024

Based on the foregoing, we are of the opinion that (i) the Warrants constitute valid and binding obligations of the Company, in accordance with their terms and (ii) the Shares have been duly authorized by all necessary corporate action of the Company, and, upon (a) the due execution by the Company and registration by its transfer agent of such Shares, (b) the issuance and delivery of such Shares upon exercise of the Warrants in accordance with the terms thereof and (c) receipt by the Company of the consideration therefor in accordance with the terms of the Warrants, the Shares will be validly issued, fully paid and non-assessable.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the resale of the Shares. This opinion is opining upon and is limited to the current federal laws of the United States and the Nevada Revised Statutes as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision, or otherwise.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as the Company’s counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder. This opinion is given as of the effective date of the Registration Statement, and we are under no duty to update the opinions contained herein.

Very truly yours,

/s/ MITCHELL SILBERBERG & KNUPP LLP